Exhibit 10.19.1

This AMENDMENT No. 1 dated as of January 1, 2008 (this “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership dated as of May 31, 2007 (the “Existing Agreement”), of Blackstone Real Estate Management Associates International L.P., an Alberta, Canada limited partnership (the “Partnership”).

WHEREAS, BREA International (Cayman) Ltd., a Cayman Islands exempted limited company (“BREA (Cayman)”), and BREP GP Delaware (as hereinafter defined) are the general partners of the Partnership, and the other parties hereto are limited partners of the Partnership; and

WHEREAS, the parties wish to amend and supplement the Existing Agreement as set forth herein, and defined terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Existing Agreement;

NOW, THEREFORE, the parties agree as follows:

1. Amendment to Section 1.1 of Existing Agreement. (a) Section 1.1 of the Existing Agreement is hereby amended by adding the following new definitions:

“BREA VI LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement dated as of May 31, 2007, as amended and supplemented to date, of BREA VI L.L.C., an affiliate of the Partnership.

“BREP GP Delaware” means BREP International GP L.P., a Delaware limited partnership.

“Capital Commitment BREA Investment” means BREA International (Delaware)’s indirect interest in a specific investment of BREI pursuant to the BREI Agreement in BREA International (Delaware)’s capacity as the holder of the Capital Commitment BREP International Interest.

“Capital Commitment BREA Partner Interest” means the interest of the Partnership in BREA International (Delaware) with respect to the Capital Commitment BREP International Interest.

“Capital Commitment BREP International Interest” means the Interest (as defined in the BREI Agreement) initially held by Blackstone Real Estate Capital Commitment Partners International L.P., a Delaware limited partnership (“Blackstone Real Estate CCP Delaware”), as a capital partner in BREI and transferred and assigned by Blackstone Real Estate CCP Delaware to BREA International and by BREA International to BREA International (Delaware).

“Capital Commitment Investment” means the Partnership’s indirect interest in a Capital Commitment BREA Investment. BREP GP Delaware, as general partner of the Partnership, shall determine which Partners may participate in any Capital Commitment Investment.

“Capital Commitment Net Income (Loss)” with respect to each Capital Commitment Investment means all amounts of income received by the Partnership with respect to such Capital Commitment Investment, including, without limitation, gain or loss in respect of the disposition, in whole or in part, of such Capital Commitment Investment, less any costs, fees and expenses of the Partnership allocated thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership anticipated to be allocated thereto; provided, that any income received in respect of the Partnership’s Capital Commitment BREA Partner Interest that is unrelated to any Capital Commitment Investment (as determined by the General Partner in its sole discretion) shall be allocated to the Partners in accordance with their Capital Commitment Profit Sharing Percentages.

“Capital Commitment Partner Interest” means a Partner’s interest in the Partnership with respect to the Partnership’s Capital Commitment BREA Partner Interest, which interest shall be (x) a general partner interest in the Partnership in the case of BREP GP Delaware, and (y) a limited partner interest in the Partnership in the case of any Limited Partner which holds a Capital Commitment Partner Interest.

“Capital Commitment Profit Sharing Percentage” of a Partner, with respect to each Capital Commitment Investment, means the percentage interest of such Partner in the Capital Commitment Net Income (Loss) of the Partnership from such Capital Commitment Investment set forth in the books and records of the Partnership.

(b) The definitions of the terms “BREI Investment” and “Investment” in Section 1.1 of the Existing Agreement are hereby amended to exclude from each such definition, any Capital Commitment BREA Investment and any Capital Commitment Investment.

2. Amendment to Section 2.1 of Existing Agreement. The second sentence of Section 2.1 of the Existing Agreement is hereby amended to read, in its entirety, as follows:

“The General Partners are BREA (Cayman) and BREP GP Delaware.”

3. Amendment to Section 3.1 of Existing Agreement. Section 3.1 of the Existing Agreement is hereby amended to read, in its entirety, as follows:

“3.1. General Partners. BREA (Cayman) and BREP GP Delaware shall be the “General Partners,” subject to Section 3.4. A General Partner may not be removed without its consent. The management of the business and affairs of the Partnership shall be vested in the General Partners as provided in Section 3.4.”

4. Amendment to Section 3.4(a) of Existing Agreement. Section 3.4(a) of the Existing Agreement is hereby amended to read, in its entirety, as follows:

“(a) The full management, control and operation of the Partnership and the formulation and execution of business and investment policy shall be vested in the General Partners, and the General Partners shall have full control over the business and affairs of the Partnerships; provided that, except as otherwise required by applicable law, (i) BREA (Cayman) shall have exclusive power, authority, management, control and operation with respect to the voting of securities of portfolio companies of BREI, (ii) BREP GP Delaware shall have exclusive power, authority, management, control and operation with respect to all matters of any kind except the voting of securities of portfolio companies of BREI, and (iii) each reference to the “General Partner” in this Agreement means BREP GP Delaware, unless such reference relates to the voting of portfolio securities of BREI, in which case, such reference means BREA (Cayman). Subject to the proviso to the immediately preceding sentence, the General Partners shall, in the General Partners’ discretion, exercise all powers necessary and convenient for the purposes of the Partnership, including, without limitation, those enumerated in Section 2.4, on behalf and in the name of the Partnership. All decisions and determinations (howsoever described herein) to be made by the General Partners pursuant to this Agreement shall be made in the General Partners’ discretion, subject only to the express terms and conditions of this Agreement.”

5. Amendment to Article VIII of Existing Agreement. Article VIII of the Existing Agreement is hereby amended by adding a new Section 8.15, which reads, in its entirety, as follows:

“8.15. Capital Commitment Partner Interest. Each Partner which holds a Capital Commitment Partner Interest shall have a Capital Commitment Profit Sharing Percentage with respect to each Capital Commitment Investment of the Partnership from time to time, and each such Capital Commitment Profit Sharing Percentage shall be set forth in the books and records of the Partnership. The rights and obligations of the Partnership and of each Partner which holds a Capital Commitment Partner Interest with respect to such Capital Commitment Partner Interest shall be the same as the rights and obligations of BREA VI L.L.C. and of each member of BREA VI L.L.C., respectively, under the BREA VI LLC Agreement with respect to such member’s “Capital Commitment Member Interest” (as defined in the BREA VI LLC Agreement) (including, without limitation, rights and obligations with respect to any adjustment or other change of such Partner’s Capital Commitment Profit Sharing Percentage), mutatis mutandis; and the accounting treatment (for financial reporting and tax purposes) of all items included in the financial accounts and statements of the Partnership with respect to the Capital Commitment BREA Partner Interest, each Capital Commitment Investment (including, without limitation, all items of Capital Commitment Net Income (Loss) with respect to such Capital Commitment Investment) and each Partner’s Capital Commitment Partner Interest (including, without limitation, each of such Partner’s Capital Commitment Profit Sharing Percentages) shall be the same as the accounting treatment (for financial reporting and tax purposes) of all items included in the financial accounts and statements of BREA VI L.L.C. with respect to the “Capital Commitment BREA VI Partner Interest”, each “Capital Commitment Investment” (including, without limitation, all items of “Capital Commitment Net Income (Loss)” with respect to such Capital Commitment Investment) and the “Capital Commitment Member Interest” of each member of BREA VI L.L.C. (including, without limitation, each of such member’s “Capital Commitment Profit Sharing Percentages”), respectively, under the BREA VI LLC Agreement, mutatis mutandis (the foregoing quoted terms used in respect of BREA VI L.L.C. or a member thereof having the respective meanings given to such terms in the BREA VI LLC Agreement).”

6. Ratification; Conflicts; Governing Law; Execution in Counterparts; Headings. As amended and supplemented hereby, the Existing Agreement is hereby ratified and confirmed. In the event of any conflict between the provisions of this Amendment and the provisions of the Existing Agreement, the provisions of this Amendment shall control. This Amendment shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada, without regard to conflicts of law principles. This Amendment may be executed in any number of counterparts, all of which together shall constitute a single instrument. The headings in this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

GENERAL PARTNERS:
BREA INTERNATIONAL (CAYMAN) LTD.

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Director

BREP INTERNATIONAL GP L.P.
By: BREP International GP L.L.C.

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Chairman and Chief Executive Officer

LIMITED PARTNERS:
All other Limited Partners now and hereafter admitted pursuant to powers of attorney now and hereafter granted to the General Partners

By: BREP INTERNATIONAL GP L.P.
By: BREP International GP L.L.C.

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Chairman and Chief Executive Officer

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